UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2019

(Date of Report, Date of Earliest Event Reported)

COVIA HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

001-38510

(Commission File Number)

Delaware	13-2656671
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3 Summit Park Drive, Suite 700, Independence, Ohio	44131
(Address of Principal Executive Offices)	(Zip Code)

(800) 255-7263

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01Entry into a Material Definitive Agreement.

On December 24, 2019, Covia Holdings Corporation (“Covia,” “we,” “us,” “our” or “registrant”) notified Barclays Bank PLC (“Barclays”) that we will voluntarily cancel the $200 million revolving credit facility (“Revolving Credit Facility”) provided under the Credit and Guaranty Agreement, dated as of June 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Covia, certain of our subsidiaries, as guarantors, the lenders party thereto, Barclays, as administrative agent and collateral agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association (“PNC Bank”), as co-syndication agents, and KeyBank National Association and Wells Fargo Bank, N.A., as co-documentation agents, such termination to be effective on December 31, 2019.

The $1.65 billion term loan provided to Covia under the Credit Agreement is not impacted by, and will remain in place following, the termination of the Revolving Credit Facility.

Item 7.01Regulation FD Disclosure.

On December 31, 2019, we issued a press release announcing the cancellation of the Revolving Credit Facility as well as our entry into a commitment letter with PNC Bank for a new 3-year credit facility for up to $85 million, our evaluation of additional standby liquidity, and the termination of railcar purchase obligations. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Covia Holdings Corporation press release dated December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COVIA HOLDINGS CORPORATION

Date:	December 31, 2019	/s/ Andrew D. Eich
Andrew D. Eich
Executive Vice President and Chief Financial Officer